EXHIBIT 10.2

ASSIGNMENT AND ASSUMPTION AGREEMENT

          This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is entered into as of October 24, 2002 by and between DVI Financial Services, Inc., a Delaware corporation (“DVIFS”), and PresGar Diagnostic Imaging, LLC, a Florida limited liability company (“PDI LLC”).

BACKGROUND

          A.          DVIFS has entered into that certain Acquisition Agreement, dated as of September 12, 2002, by and among DVIFS, US Diagnostic, Inc. (“USDI”), and various other direct and indirect subsidiaries of USDI for the acquisition by DVIFS of 22 out-patient diagnostic imaging centers (the “Acquisition Agreement”).

          B.          DVIFS wishes to assign, and PDI LLC wishes to accept and assume, all of DVIFS’ rights, obligations and liabilities under the Acquisition Agreement.  Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Acquisition Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained in this Agreement, the parties hereto agree as follows:

          1.          Pursuant to Section 8.6 of the Acquisition Agreement, DVIFS hereby assigns to PDI LLC (i) all of DVIFS’ rights to purchase the Acquired Assets, (ii) all of DVIFS’ obligations to assume the Assumed Liabilities, and (iii) any other rights and obligations arising under the Acquisition Agreement, the Transaction Documents to which DVIFS is a party and the transactions contemplated thereby; provided, however, that DVIFS shall retain all of its rights (a) to receive the Break-Up Fee and Cost Reimbursement pursuant to Section 5.2 of the Acquisition Agreement, (b) under the DVI Releases and the Acquired Subsidiaries Releases pursuant to Section 5.10 of the Acquisition Agreement, and (c) as a lender and secured party in respect of USDI and the other Seller Entities, including without limitation, all rights under the DVI Finance Agreements.

          2.          In the event that the Acquisition Agreement is terminated and DVIFS receives the Break-Up Fee and Cost Reimbursement pursuant to Section 5.2 of the Acquisition Agreement, DVIFS shall pay to PDI LLC, as reimbursement of certain of PDI LLC’s reasonable expenses incurred by it in connection with the Acquisition Agreement, a reasonable portion of the Break-Up Fee and Cost Reimbursement, which portion shall be mutually determined by DVIFS and PDI LLC.

          3.          PDI LLC hereby accepts the foregoing assignment and assumes and agrees to perform all of the obligations of DVIFS as “Purchaser” under the Acquisition Agreement, including without limitation, the Assumed Liabilities, subject to DVIFS’ obligations under the Indemnification and Guaranty Agreement, by and among DVIFS, PDI LLC and PresGar Diagnostic Acquisitions, LLC, dated as of the date hereof.

          4.          This Agreement may be executed in one or more counterparts with the same effect as if all parties hereto had signed the same document, and such counterparts shall be construed together and shall constitute one instrument.  A facsimile or photocopied signature (which may be delivered by facsimile) shall be deemed to be the functional equivalent of an original for all purposes.

          5.          This Agreement is made pursuant to, and shall be construed and enforced in accordance with, the internal laws of the Commonwealth of Pennsylvania (and United States federal and bankruptcy law, to the extent applicable), without giving effect to otherwise applicable principles of conflicts of law.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.

DVI FINANCIAL SERVICES, INC.

By:

PRESGAR DIAGNOSTIC IMAGING, LLC

By:	PresGar Diagnostic Acquisitions, LLC, its sole member

By:

Name:
Title:

[SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT]